United States Satellite Broadcasting Company, Inc. and Subsidiaries

SELECTED FINANCIAL AND OPERATING DATA

                                                                               For the Years Ended December 31

(In thousands, except per share data)                          1998           1997           1996           1995           1994
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
STATEMENT OF OPERATIONS DATA
Revenues                                                  $ 550,801      $ 456,619      $ 292,624      $ 107,926      $   5,132
Cost of sales                                               327,676        292,917        193,356         70,961          3,362
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Gross margin                                                223,125        163,702         99,268         36,965          1,770
Operating expenses:
     Selling and marketing                                  114,983         99,399        102,715         62,922         17,598
     Manufacturer incentive                                  44,778         66,726         18,387              -              -
     Depreciation and amortization                           17,316         18,426         19,687         21,323         19,775
     General and administrative                              57,571         46,935         31,992         17,040         10,539
     Engineering and operations                              13,834          9,801         11,644          4,564          3,022
     Commissions to retailers                                13,232         14,537         13,909          6,813            307
     Early cancellation of contracts due to merger           22,130              -              -              -              -
     Management fees (a)                                          -              -              -          6,667              -
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         Net operating loss                                 (60,719)       (92,122)       (99,066)       (82,364)       (49,471)
Other (income) expense:
     Interest expense                                             -              -          2,326          9,081          8,218
     Interest (income)                                       (4,067)        (4,919)        (6,244)        (1,556)        (1,352)
     Cost to terminate Credit Agreement                           -              -          9,504              -              -
     Other                                                      (49)           103            307          1,489            526
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         Net loss                                         ($ 56,603)     ($ 87,306)     ($104,959)     ($ 91,378)     ($ 56,863)
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Net loss per share - basic and diluted                    ($   0.63)     ($   0.97)     ($   1.17)     ($   1.02)     ($   0.63)
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Weighted average shares outstanding                          89,811         89,811         89,811         89,811         89,811
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
                                                                                  At December 31

(In  thousands)                                                1998           1997           1996           1995           1994
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
BALANCE SHEET DATA
Cash and cash equivalents                                 $  66,297      $  68,646      $  86,518      $  19,683      $   1,817
Working capital (deficit)                                   (34,482)        (8,308)        31,065        (17,786)       (27,353)
Long-term investments                                         4,501          3,970          6,941         13,001         15,298
Total assets                                                190,111        206,310        217,354        149,571        130,472
Long-term debt                                                    -              -              -        128,456         68,775
Shareholders' equity (deficit)                              (54,470)         2,099         89,477        (48,972)        41,728
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(a) In connection with management services performed by Hubbard Broadcasting,
Inc. ("HBI") for the Company during 1991 through 1994, the Company agreed to pay
HBI an aggregate of $10.0 million, of which $3.3 million was accrued in 1992 and the remainder accrued in the third quarter of 1995, when it became likely certain preconditions to payment would be satisfied.